FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT

This Fourth Amendment to Employment Agreement is made and entered into as of January 1, 2014, by and between PriceSmart, Inc., a Delaware Corporation ("Employer") and John Heffner ("Executive").

Recitals

A)	On January 31, 2011 an Employment Agreement was made and entered into by and between Employer and Executive.

B)	Said Employment Agreement has been amended on three prior occasions.

C)	Employer and Executive now desire to amend the Employment Agreement, as set forth hereinbelow:

Agreement

1.	Section 2.1 of the Agreement which provides:

2.1    Salary. For Executive's services hereunder, Employer shall pay as base salary to Executive the amount of $336,600 during each year of the Employment Term. Said salary shall be payable in equal installments in conformity with Employer's normal payroll period. Executive shall receive such salary increases, if any, as Employer, in its sole discretion, shall determine.

is hereby amended, effective January 1, 2014, to provide as follows:

2.1    Salary. For Executive's services hereunder, Employer shall pay as base salary to Executive the amount of $343,332 during each year of the Employment Term. Said salary shall be payable in equal installments in conformity with Employer's normal payroll period. Executive shall receive such salary increases, if any, as Employer, in its sole discretion, shall determine.

2.	Section 3.1 of the Agreement which provides:

3.1	Term. The term of Executive’s employment hereunder shall commence on February 1, 2011 and shall continue until January 31, 2014 unless sooner terminated or extended as hereinafter provided.

is hereby amended, effective January 1, 2014, to provide as follows:

1.	Term. The term of Executive’s employment hereunder shall commence on February 1, 2011 and shall continue until January 31, 2015 unless sooner terminated or extended as hereinafter provided.

3.	All other terms of the Employment Agreement, as amended, shall remain unaltered and fully effective.

Executed in San Diego, California, as of the date first written above.

EXECUTIVE                            EMPLOYER
PriceSmart, INC.

John Heffner                        By: ____________________

______________________                Name: Jose Luis Laparte

Its: President